UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Freeport-McMoRan Copper & Gold Inc.

 (Exact name of registrant as specified in its charter)

Delaware

74-2480931

(State of incorporation)

(IRS Employer Identification No.)

1615 Poydras Street, New Orleans, LA

70112

(Address of principal executive offices)

(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class

Name of each exchange

to be so registered

on which each class is to be registered

7% Convertible Senior Notes due 2011

New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. þ

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is pursuant to General Instruction A.(d), check the following box. G

Securities Act registration statement file number to which this form relates:  333-104564

Securities to be registered pursuant to Section 12(g) of the Act:   None

Item 1.  Description of Registrant's Securities to be Registered.

The description of the 7% Convertible Senior Notes due 2011 of Freeport-McMoRan Copper & Gold Inc. (“FCX”) is set forth under the heading “Description of the Notes” in the prospectus dated April 30, 2003 to FCX’s registration statement on Form S-3 (Registration No. 333-104564), as filed with the Securities and Exchange Commission (“SEC”) on April 30, 2003, pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, which description is incorporated herein by reference.

Item 2.  Exhibits.

Exhibit No.

Description

4.1

Indenture dated as of February 11, 2003 from FCX to The Bank of New York, as Trustee, with respect to the 7% Convertible Senior Notes due 2011.  Incorporated by reference to the Current Report on Form 8-K of FCX dated February 11, 2003 and filed with the SEC on February 25, 2003.

4.2

Registration Rights Agreement dated as of February 11, 2003, by and between FCX and Merrill Lynch, Pierce, Fenner & Smith Incorporated.  Incorporated by reference to Exhibit 4.20 to the Annual Report of FCX on Form 10-K for the year ended December 31, 2002.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FREEPORT-McMoRan COPPER & GOLD INC.

By:

/s/ Richard C. Adkerson

Richard C. Adkerson

President and Chief Financial Officer

Dated:  June 10, 2003

EXHIBIT INDEX

Exhibit No.

Description

4.1

Indenture dated as of February 11, 2003 from FCX to The Bank of New York, as Trustee, with respect to the 7% Convertible Senior Notes due 2011.  Incorporated by reference to the Current Report on Form 8-K of FCX dated February 11, 2003 and filed with the SEC on February 25, 2003.

4.2

Registration Rights Agreement dated as of February 11, 2003, by and between FCX and Merrill Lynch, Pierce, Fenner & Smith Incorporated.  Incorporated by reference to Exhibit 4.20 to the Annual Report of FCX on Form 10-K for the year ended December 31, 2002.